RESTATED BYLAWS OF

                                NEOGENOMICS, INC.

                              A Nevada Corporation

                     As Amended and Restated April 15, 2003


                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS


Section  1.1  Place  of  Meetings.

     All meetings of the stockholders shall be held at the Corporation's corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board may designate for that purpose from time to time.

Section  1.2  Annual  Meetings.

     An annual meeting of the stockholders shall be held not later than 210 days after the close of each fiscal year, on the date and at the time set by the Board, at which time the stockholders shall elect, by the greatest number of affirmative votes cast, the directors to be elected at the meeting, consider reports of the affairs of the Corporation and transact such other business as properly may be brought before the meeting.

Section  1.3  Special  Meetings.

     Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman, the President or the Board.

Section  1.4  Notice  of  Meetings.

     (a) Notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days prior to the date thereof by the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the President, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a stockholder at the stockholder's address as it appears on the stock books of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation's shares shall be listed at such time. If any stockholder has failed to supply an address or otherwise specify an alternative method of delivery that is permitted by (b) above, notice shall be deemed to have been given if mailed to the address of the Corporation's corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation's corporate headquarters is located.

     (b) It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting.

Section  1.5  Consent  by  Stockholders.

     Any action that may be taken at any meeting of the stockholders, except the removal of directors, may be taken without a meeting if authorized by a writing signed by a majority of the shares entitled to vote on the action.

Section  1.6  Quorum.

     (a) The presence in person or by proxy of the persons entitled to vote a majority of the Corporation's voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

     (b) The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.

     (c) In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

Section  1.7  Voting  Rights.

     (a) At each meeting of the stockholders, each stockholder of record of the Corporation shall be entitled to one vote for each share of stock standing in the stockholder's name on the books of the Corporation. Except as otherwise provided by law, the Articles of Incorporation (as the same has been or may be amended from time to time, the "Articles") or these Bylaws, if a quorum is present the majority of votes cast in person or by proxy shall be binding upon all stockholders of the Corporation.

     (b) The Board shall designate a day not more than 60 days prior to any meeting of the stockholders as the record date for determining which stockholders are entitled to notice of, and to vote at, such meetings.

Section  1.8  Proxies.

     Every stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes. Any written consent must be signed by the stockholder.

Section  1.9  Manner  of  Conducting  Meetings.

     To the extent not in conflict with Nevada law, the Articles or these Bylaws, meetings of stockholders shall be conducted pursuant to such rules as may be adopted by the Chairman, a President presiding at the meeting.

Section  1.10.  Nature  of  Business  at  Meetings  of  Stockholders.

     (a) No business may be transacted at any annual meeting of stockholders, or at any special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), or the President, (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), the Chairman, or the President, (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10 and on the record date for the determination of stockholders entitled to vote at such meeting and
(ii)  who  complies  with  the notice procedures set forth in this Section 1.10.

     (b) In addition to any other applicable requirements, for business to be properly brought by a stockholder before an annual meeting, or at any special meeting, of stockholders, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the Corporation's corporate headquarters
(a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting, or at any special meeting, of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

     (e) No business shall be conducted at the annual meeting, or at any special meeting, of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.10. If the chairman of any meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE II
                              DIRECTORS-MANAGEMENT

Section  2.1  Powers.

     Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

Section  2.2  Number  and  Qualification;  Change  in  Number

     (a) Subject to Section 2.2(b), the authorized number of directors of this Corporation shall be not less than two nor more than seven, with the exact number to be established from time to time by resolution of the Board. All directors of this Corporation shall be at least 21 years of age.

     (b) The Board or the stockholders may increase the number of directors at any time and from time to time; provided, however, that neither the Board nor the stockholders may ever increase the number of directors by more than one during any 12-month period, except upon the affirmative vote of two-thirds of the directors, or the affirmative vote of the holders of two-thirds of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote.

Section  2.3  Election.

     Each director's term of office shall begin immediately after election and shall continue until the next annual stockholders meeting. Directors elected by the Board or stockholders to fill a vacancy on the Board shall hold office for the balance of the term to which such director is elected.

Section  2.4.  Vacancies.

     (a) Any vacancies in the Board, except vacancies first filled by the stockholders, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term to which such director is elected. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

     (b) The stockholders may at any time elect a director to fill any vacancy not filled by the directors and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

     (c) A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

     (d) If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

     (e) No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Section  2.5  Removal  of  Directors.

     Except as provided in any resolution for any class or series of Preferred Stock, any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of two-thirds of all the outstanding shares voting together and not by class.

Section  2.6  Resignations.

     Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary or the President. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective.

Section  2.7  Place  of  Meetings.

     (a) Regular and special meetings of the Board shall be held at the corporate headquarters of the Corporation or at such other place within or without the State of Nevada as may be designated for that purpose by the Board.

     (b) Meetings of the Board may be held in person or by means of any electronic or other medium of communication approved by the Board from time to time.

Section  2.8  Meeting  After  Annual  Stockholders  Meeting.

     The first meeting of the Board held after an annual stockholders meeting shall be held at such time and place within or without the State of Nevada (a) as the President may announce at the annual stockholders meeting, or (b) at such time and place as shall be fixed pursuant to notice given under other provisions of these Bylaws. No other notice of such meeting shall be necessary.

Section  2.9  Other  Regular  Meetings.

     (a) Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

     (b) Notwithstanding the provisions of Section 2.11, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

Section  2.10  Special  Meetings.

     Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or two-thirds of the directors. Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

Section  2.11  Notice;  Waiver  of  Notice.

     Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than three days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, cablegram, radiogram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (EST time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (EST time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

Section  2.12  Notice  of  Adjournment.

     Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section  2.13  Quorum.

     A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 2.4 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

Section  2.14  Action  by  Unanimous  Written  Consent.

     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section  2.15  Compensation.

     The Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

Section  2.16  Transactions  Involving  Interests  of  Directors.

     In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction satisfies
Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship and/or interest to the Board prior to a vote and/or action.


                                   ARTICLE III
                                    OFFICERS

Section  3.1  Executive  Officers.

     The executive officers of the Corporation shall be a President and a Chief Financial Officer and may include, without limitation, one or more of each of the following: Chairman, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Group and/or Division President and/or Secretary and Treasurer. Any person may hold two or more offices. Each executive officer of the Corporation shall be elected annually by the Board, may be reclassified by the Board as a non-executive officer (or as a non-officer) at any time, shall serve at the pleasure of the Board and shall hold office for one year unless he/she resigns or is terminated by the Board.

Section  3.2  Appointed  Officers:  Titles.

     (a) The President shall appoint a Secretary and a Treasurer of the Corporation if those officers have not been elected by the Board. The President (or the Secretary in the case of Assistant Secretaries or the Treasurer in the case of Assistant Treasurers) also may appoint additional officers of the Corporation if not previously elected by the Board, including one or more of each of the following: President, Chairman, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Secretary, Assistant Treasurer and/or such other officers as the President may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the appointing officer and have such authority and perform such duties as are provided in these Bylaws, or as the President or the appointing officer may determine from time to time. Any person appointed under this Section 3.2(a) to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an "officer" of the Corporation.

     (b) The President or a person designated by the President also may appoint one or more of each of the following for any operating region, division, group or corporate staff function of the Corporation: President, Chairman, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Controller and such other officers as the President may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the President and have authority to act for and perform duties only with respect to the region, division, group or corporate staff function for which the person is appointed. Any person appointed under this Section 3.2(b) to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an "officer" of the Corporation.

Section  3.3  Removal  and  Resignation;  No  Right  to  Continued  Employment

     (a) Any elected executive officer may be removed at any time by the Board, either with or without cause. Any appointed officer may be removed from such position at any time by the Board, the President, the person making such appointment or his/her successor, either with or without cause.

     (b) Any officer may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     (c) The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

Section  3.4  Vacancies.

     A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification or any other cause may be filled in any manner prescribed in these Bylaws for regular elections or appointments to such office or may not be filled.

Section  3.5  Chairman  and  Vice  Chairman.

     The Chairman shall preside at all meetings of the Board and, in the absence of the President, at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board. In the absence of the Chairman and the President, a Vice Chairman shall preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board. A Vice Chairman need not be a member of the Board.

Section  3.6  President.

     Subject to the oversight of the Board, the President shall have general supervision, direction and control of the business and affairs of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. If not a member of the Board, the President shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and such other powers and duties as may be assigned by the Board.

Section  3.7  Chief  Financial  Officer

     The Chief Financial Officer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation's financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the President or the Board.

Section  3.8  Chief  Operating  Officer.

     Subject to the oversight of the President, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. In the case of the death or total and permanent disability of the President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the President or the Board.

Section  3.9  Chief  Corporate  Officer.

     Subject to the oversight of the President, the Chief Corporate Officer shall exercise direction and control over the day-to-day corporate functions of the Corporation. In the case of the death or total and permanent disability of the President, the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Corporate Officer shall have the general powers and duties of management usually vested in the office of chief corporate officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Corporate Officer by the President or the Board.

Section 3.10 Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President.

     In the case of the death or total and permanent disability of the President, the Chief Operating Officer and the Chief Corporate Officer, a corporate Senior Executive Vice President, an Executive Vice President, a Group President, in the order of rank and seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. Each such officer shall have the general powers and duties usually vested in such office. Each operating region, division, group or corporate staff function officer shall have the general powers and duties usually vested in such office. Each such officer shall have such other powers and perform such other duties as from time to time may be assigned to them respectively by the President or the Board.

Section  3.11  Secretary  and  Assistant  Secretaries.

     (a) The Secretary shall (a) attend all sessions of the Board and all meetings of the stockholders; (b) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and (c) perform like duties for the Executive and other committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 5.2 of the Bylaws and Section 78.105 of the Nevada Revised Statutes.

     (b) The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Board or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary's; the Treasurer's or an Assistant Secretary's signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions duly taken by the Board, the Executive Committee, any other committee of the Board or the stockholders.

     (c) The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the President shall prescribe in the case of death or total and permanent disability of the Secretary.

Section  3.12  Treasurer  and  Assistant  Treasurers.

     (a) The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be determined by the Treasurer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or permitted by the President or Chief Financial Officer, shall render to the President, Chief Financial Officer and directors, whenever they request it, an account of all transactions and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws or permitted by the President or Chief Financial Officer.

     (b) The Assistant Treasurer or Treasurers, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and perform such duties as the President or the Chief Financial Officer shall prescribe in the case of death or total and permanent disability of the Treasurer.

Section  3.13  Additional  Powers,  Seniority  and  Substitution  of  Officers.

     In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and/or (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the President, Chairman or Vice Chairman (or Chairmen) such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and/or to provide for substitution of officers as above described.

Section  3.14  Compensation.

     The elected officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. The appointed officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof, by the President or by any officer designated by the Board or the President. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Corporation.

Section  3.15  Transaction  Involving  Interest  of  an  Officer.

     In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

Section  4.1  Standing  Committees.

     (a) The Board shall appoint an Executive Committee, an Audit Committee and a Compensation Committee, consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the laws of the State of Nevada.

     (b) The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, to adopt, amend or repeal these Bylaws or to declare dividends or other distributions.

     (c) The Audit Committee shall select and engage, on behalf of the Corporation and subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Corporation and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Corporation and its consolidated subsidiaries. None of the members of the Audit Committee shall be officers or employees of the Corporation. If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation's shares shall be listed, the Board shall approve a charter for the Audit Committee and the Audit Committee shall comply with such charter in the performance of its duties.

     (d) The Compensation Committee shall establish a general compensation policy for the Corporation's directors and elected officers and shall have responsibility for approving the compensation of the Corporation's directors, elected officers and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation's non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee shall be officers or employees of the Corporation. The Compensation and Stock Option Committee may delegate any or all of its powers of administration under any or all of the Corporation's non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation's shares shall be listed, the Board shall approve a charter for the Compensation Committee and the Compensation Committee shall comply with such charter in the performance of its duties.

Section  4.2  Other  Committees.

     Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada as to action to be authorized or approved by the stockholders, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Corporation may be exercised or controlled by or under the authority of such other committee or committees as may be appointed by the Board, including, without limitation, a Nominating Committee, an Ethics, Quality and Compliance Committee and a Corporate Governance Committee. The responsibilities and/or powers to be exercised by any such committee shall be designated by the Board.

Section  4.3  Procedures.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada regarding the conduct of business by the Board and its appointed committees, the Board and any committee created under this Article V may use any procedures for conducting its business and exercising its powers, including, without limitation, acting by the unanimous written consent of its members in the manner set forth in Section 2.14. A majority of any committee shall constitute a quorum. Notices of meetings shall be provided, may be waived, in the manner set forth in Section 2.11.


                                    ARTICLE V
                    CORPORATE RECORDS AND REPORTS-INSPECTION


Section  5.1  Records.

     The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters and/or at other locations within or without the State of Nevada as may be designated by the Board.

Section  5.2  Articles,  Bylaws  and  Stock  Ledger.

     The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) the Stock Ledger.

Section  5.3  Inspection.

    Stockholders of the Corporation may inspect books and records of the Corporation in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Section  5.4  Checks,  Drafts,  Etc.

     All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the President, the Chief Financial Officer or the Treasurer.


                                   ARTICLE VI
                              OTHER AUTHORIZATIONS

Section  6.1  Execution  of  Contracts.

     Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section  6.2  Dividends  or  Other  Distributions

     From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Corporation is then subject.


                                   ARTICLE VII
                          SHARES AND TRANSFER OF SHARES


Section  7.1  Shares.

     (a) The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

     (b) Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

     (c) Every certificate for shares must be signed by the President or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

     (d) Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

     (e) Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section  7.2  Transfer  on  the  Books.

     Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section  7.3  Lost  or  Destroyed  Certificates.

     The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary's receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary's discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section  7.4  Transfer  Agents  and  Registrars.

     The Board, the President, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

Section  7.5  Fixing  Record  Date  for  Dividends,  Etc.

     The Board may fix a time, not exceeding 50 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

Section  7.6  Record  Ownership.

     The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII
                              AMENDMENTS TO BYLAWS


Section  8.1  By  Stockholders.

     New or restated bylaws may be adopted, or these Bylaws may be repealed, amended and/or restated, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class, except as otherwise provided in Section 2.5.

Section  8.2  By  Directors.

     Subject to the right of the stockholders to adopt, amend and/or restate or repeal these Bylaws, as provided in Section 8.1, the Board may adopt, amend, or repeal any of these Bylaws, except as otherwise provided in Section 2.5, by the affirmative vote of two-thirds of the directors. This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section  8.3  Record  of  Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.


                                   ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


Section 9.1 Indemnification in Actions, Suits or Proceedings other than those by or in the Right of the Corporation.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, "Costs"). The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

Section 9.2 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section  9.3  Indemnification  by  a  Court.

     If a claim under Sections 9.1 or 9.2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section  9.4  Expenses  Payable  in  Advance.

     The Corporation shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Corporation shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

Section  9.5  Nonexclusivity  of  Indemnification  and  Advancement of Expenses.

     The  right  to  indemnification and advancement of Costs authorized in this
Article IX or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person's official capacity or an action in another capacity while holding such person's office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section  9.6  Insurance.

     The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section
78.752  of  the  Nevada  Revised  Statutes.

Section  9.7  Certain  Definitions.

     (a) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (b) For purposes of this Article IX, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

     (c) For purposes of this Article IX, references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

     (d) For purposes of this Article IX, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

     (e) For purposes of this Article IX, the term "Board" shall mean the Board of the Corporation or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption Article IX by any subsidiary, whether or not wholly owned.

Section  9.8  Indemnification  of  Witnesses.

     To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position held with another entity at the request of the Corporation, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person's behalf in connection therewith.

Section  9.9  Indemnification  Agreements.

     The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

Section  9.10  Actions  Prior  to  Adoption  of  Article  IX.

     The rights provided by this Article IX shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article IX.

Section  9.11  Severability.

     If any provision Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.


                                    ARTICLE X
                                 CORPORATE SEAL

     The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Nevada".


                                   ARTICLE XI
                                 INTERPRETATION

     Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.